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Exhibit 99.1

Certificate Pursuant to
18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Access Anytime Bancorp, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Norman R. Corzine, Chief Executive Officer and Chairman of the Board, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 30, 2002
October 30, 2002	/s/ NORMAN R. CORZINE Norman R. Corzine, Chairman of the Board, Chief Executive Officer (Principal Executive Officer)

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Exhibit 99.1